UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2020
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02      Results of Operations and Financial Condition.
On February 27, 2020, Bonanza Creek Energy, Inc. (the “Company”) announced its results for the fiscal quarter and year ended December 31, 2019. Please note that after publication of the press release the Company discovered and corrected a typographical error in the Proved Reserve Roll-Forward table on page 3 of Exhibit 99.1 whereby the labeling of the “Purchases of minerals in place” and “Removed from capital program” rows were reversed. The corrected version of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01     Exhibits.
(d)        Exhibits

Exhibit No.	Description
99.1	Press release issued February 27, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: February 27, 2020	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Executive Vice President, General Counsel and Secretary